INVESTMENT ADVISORY AND ADMINISTRATION AGREEMENT

                                                           February 19, 2016

Nevada RIA LLC

200 West Sahara Avenue, Unit #810,

Las Vegas, NV 89102

Dear Sirs:

          Focus Funds Series, a Delaware Business Trust (the "Focus Funds Series"), herewith confirms its agreement with you ("NEVADA RIA LLC") as follows:

          The Focus Funds Series desires to employ its capital by investing  and  reinvesting the  same in  investments  of the type and in  accordance  with the  limitations specified in its Prospectus as from time to time in effect, copies of which have been or will be  submitted  to NEVADA RIA LLC, and in such manner and to such extent as may from time to time be approved  by the Board of Directors of the Focus Funds Series.  The Focus Funds Series desires to employ NEVADA RIA LLC to act as the investment adviser and administrator for its investment portfolio A Fund (the "Fund").

          Subject to the supervision and approval of the Board of Directors,  NEVADA RIA LLC will provide  investment  management of the Fund's  portfolio in accordance with the  Fund's  investment  objective  and  policies  as stated in its most  recent Prospectus  delivered  to NEVADA RIA LLC,  upon  which NEVADA RIA LLC shall be  entitled  to rely.  In connection  therewith,  NEVADA RIA LLC will provide investment research and supervisionof the  Fund's   investments  and  conduct  a  continuous  program  of  investment,evaluation and, if appropriate,  sale and reinvestment of the Fund's assets. NEVADA RIA LLC will  furnish  to the Focus Funds Series such  statistical  information  with  respect to the investments  which the Fund may hold or contemplate  purchasing as the Focus Funds Series may reasonably  request.  The  Board  wishes  to be kept  in  touch  with  important developments materially affecting its portfolio and shall expect NEVADA RIA LLC, on its own initiative,  to furnish to the Board from time to time such  information  as NEVADA RIA LLC may believe appropriate for this purpose. In providing  investment  management  services to the Focus Funds Series, NEVADA RIA LLC shall give primary  consideration  to securing the most favorable  price and efficient execution. In so doing, NEVADA RIA LLC may consider the financial responsibility,  research and investment information and other services provided by brokers or dealers who may effect or be a party to any such transaction or other  transactions to which other clients of NEVADA RIA LLC may be a party.  The Focus Funds Series  recognizes that it is desirable that NEVADA RIA LLC have access to supplemental investment and market research and security and  economic  analyses  provided by brokers  and that such  brokers may execute brokerage  transactions  at a higher  cost to the  Focus Funds Series  than may  result  when allocating  brokerage  to  other  brokers  on the  basis  of  seeking  the  most favorable  price and efficient  execution.  Therefore,  NEVADA RIA LLC is authorized to pay higher  brokerage  commissions  for the purchase and sale of securities  for the

Fund to brokers who provide such research and analyses, subject to review by the

Board of Directors from time to time with respect to the extent and  continuation of this practice.  It is understood  that the services  provided by such brokers may be useful to NEVADA RIA LLC in connection with its services to other clients.

          On  occasions  when NEVADA RIA LLC deems the purchase or sale of a security to be in the best  interest of the Fund as well as other  clients,  NEVADA RIA LLC, to the extent permitted by applicable laws and regulations, may aggregate the securities to be sold or purchased in order to obtain the most favorable price or lower brokerage commissions and efficient execution. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction,  will be  made  by NEVADA RIA LLC in the  manner  it  considers  to be  the  most  equitable  and consistent with its fiduciary obligations to the Fund and to such other clients.

          NEVADA RIA LLC shall maintain such office facilities and administrative  services necessary to perform its duties  under this  Agreement.  In  addition,  NEVADA RIA LLC will prepare and file various returns,  reports and registrations required by Federal and  state  law  and  respond  to  shareholder  communications.  Subject  to the direction of the Board of  Directors,  NEVADA RIA LLC shall be  responsible  for the overall management of the business affairs of the Focus Funds Series.

          NEVADA RIA LLC shall  exercise  its best  judgment in  rendering to the Focus Funds Series the services  described  above  and the  Focus Funds Series  agrees  as an  inducement  to  NEVADA RIA LLC's undertaking  the same that NEVADA RIA LLC shall not be liable  hereunder for any mistake of judgment or in any other event whatsoever, provided that nothing herein shall be deemed to protect or purport to protect NEVADA RIA LLC against any  liability  to the Focus Funds Series or to its security  holders to which NEVADA RIA LLC would otherwise be subject by reason of willful  misfeasance,  bad faith or gross  negligence in the  performance of its duties  hereunder,  or by reason of NEVADA RIA LLC's reckless  disregard of its obligations and duties hereunder.

          NEVADA RIA LLC  shall,  at its own  expense,  maintain  such  staff and employ or retain such  personnel and consult with such other persons as it shall from time to  time  determine  to be  necessary  or  useful  to  the  performance  of  its obligations  under  this  Agreement.  Without  limiting  the  generality  of the foregoing,  the staff and  personnel  of NEVADA RIA LLC shall be deemed to include  persons employed or otherwise  retained by NEVADA RIA LLC to furnish  statistical and other factual data, advice regarding economic factors and trends,  information with respect to technical and scientific  developments,  and such other information,  advice and assistance as NEVADA RIA LLC may desire.  NEVADA RIA LLC shall,  as agent for the Focus Funds Series,  maintain the Focus Funds Series's records and books of account (other than those  maintained by the Fund's transfer agent, registrar,  custodian and other agencies),  including records of portfolio  transactions.  All such books and records so maintained  shall be the property of each Fund and, upon request  therefore,  NEVADA RIA LLC shall surrender to such Fund such of the books and records so requested.

          NEVADA RIA LLC  shall  bear  the cost of  rendering  the  investment  management,

supervisory  and  administrative  services  to be  performed  by it  under  this

Agreement,  and shall, at its own expense,  pay the compensation of the officers and employees, if any, of the Focus Funds Series who are employees of  NEVADA RIA LLC. The  Focus Funds Series  shall bear all other expenses to be incurred in the operation of the Focus Funds Series,  including charges and expenses of any  registrar,  custodian,  stock transfer and dividend disbursing agent;  brokerage  commissions;  taxes;  engraving and printing stock certificates,  if any;  registration  costs of the  Focus Funds Series and its  shares  under

Federal  and  state  securities  laws;  the cost and  expense  of  printing  and

distributing   prospectuses  to  the  Focus Funds Series's  shareholders;   all  expenses  of

shareholders'  and  directors'  meetings and of  preparing,  printing and mailing proxy  statements  and  reports to  shareholders;  fees and travel  expenses  of directors' or members of any advisory board or committee who are not employees of

NEVADA RIA LLC or any  corporate  affiliate of NEVADA RIA LLC; all expenses  incident to any dividend, withdrawal or redemption  options;  charges and expenses of any outside  service used for pricing of each Fund's portfolio securities; fees and expenses of legal counsel, including counsel to the directors who are not interested persons of the

Focus Funds Series  or of NEVADA RIA LLC  and  independent  accountants;  membership  dues  of  industry associations; interest on Fund borrowings; postage; liability insurance premiums on property or personnel  (including  officers and  directors) of the Focus Funds Series which inure to their benefit; and extraordinary  expenses (including,  but not limited to, legal claims and  liabilities and litigation  costs and any  indemnification relating thereto).

          In consideration of services rendered pursuant to this Agreement,  the

Focus Funds Series will pay NEVADA RIA LLC on the first  business  day of each month a fee at the annual rate of one percent  (1%) of the average  value of each

Fund's daily net assets, and an administrative fee, computed and paid monthly, at an annual  rate of 0.75% of the average value of the Fund's daily net assets.

Net asset value shall be computed at least once each  business  day. The fee for the  period  from the date the  initial  registration  statement  of the Fund is declared  effective by the Securities and Exchange  Commission to the end of the

month during which such initial  registration shall have been declared effective by the Securities  and Exchange  Commission  shall be prorated  according to the proportion  which such period  bears to the full  monthly  period,  and upon any termination  of this  Agreement  before the end of any month,  such fee for such part of a month shall be prorated  according to the proportion which such period bears  to the  full  monthly  period  and  shall  be  payable  upon  the date of termination of this  Agreement.  For the purpose of determining  fees payable to

NEVADA RIA LLC,  the value of each  Fund's  net  assets  shall be  computed  in the  manner specified in such Fund's Prospectus for the computation of the value of such net assets.

          The Focus Funds Series  understands  that NEVADA RIA LLC now acts and will  continue to act as investment adviser to various fiduciary or other managed accounts, and the Focus Funds Series has no objection  to NEVADA RIA LLC's so acting.  In addition,  it is  understood  that the persons  employed by NEVADA RIA LLC to assist in the  performance  of its duties  hereunder will not devote  their full time to such  service and nothing  contained  herein shall be deemed to limit or restrict the right of NEVADA RIA LLC or any affiliate of NEVADA RIA LLC to engage  in and  devote  time and  attention  to other  businesses  or to  render services of whatever kind or nature.

          The Focus Funds Series  understands  that NEVADA RIA LLC now acts and may in the future act as investment adviser to one or more other investment companies,  and the Focus Funds Series has no  objection  to NEVADA RIA LLC's so  acting,  provided  that  when two or more  companies managed by NEVADA RIA LLC have available funds for investment in money market  instruments, available  money  market  investments  will be allocated  in  accordance  with a formula believed to be equitable to each company.  It is recognized that in some cases this  procedure may adversely  affect the size of the position  obtainable for the Funds.

          NEVADA RIA LLC shall not be liable for any error of judgment or mistake of law or for any loss suffered by any Fund in  connection  with the matters to which this

Agreement  relates,  except for a loss resulting from willful  misfeasance,  bad faith or gross  negligence on its part in the  performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement. Any person, even though also an officer, partner,  employee, or agent of NEVADA RIA LLC who may be or become an  officer,  director,  employee  or agent of the  Focus Funds Series,  shall be deemed,  when  rendering  services to the Focus Funds Series or acting on any business of the

Focus Funds Series,  to be rendering such services to, or acting solely for, the Fund and not as an officer, partner, employee, or agent or one under the control or direction of NEVADA RIA LLC even though paid by it.

         This  Agreement  shall  become  effective on the date hereof and shall continue  in  force  for a  period  of two  (2)  years  and  from  year  to year thereafter, provided such continuance is specifically approved at least annually

By (i) the Board of Directors or (ii) as to any Fund, by vote of a majority (as defined in the Investment Company Act of 1940, as amended) of such Fund's outstanding voting securities: provided that in either event the continuance is also approved by a majority of the Directors who are not "interested persons" (as defined in said Act) of any party to this Agreement by vote cast in person at a meeting called for the purpose of voting on such approval. It is This Agreement terminable without penalty, at any time by (i) the Board of Trustees or (ii) to any Fund, by vote of majority of such Fund's shares or by (iii) NEVADA RIA LLC. This agreement will also terminate automatically in the event of its assignment (as defined in the Act).

Pursuant to the focus Funds Series's Agreement and Declaration of Focus Funds Series Trust dated February 19, 2016, neither the trustees, shareholders, officers, employees or agents of the Focus Funds Series shall be personally liable upon, nor shall resort be had to their private property for the satisfaction of, any obligations of the Focus Funds Series hereunder, and NEVADA RIA LLC shall look solely to the property of the Focus Funds Series for the satisfaction of any claim hereunder.

If the foregoing is in accordance with your understanding, kindly so indicate by signing and returning to us the enclosed copy hereof.

Very truly yours,

For Focus Funds Series Trust

By Rajendra Prasad

Rajendra Prasad, President

Accepted:

NEVADA RIA LLC

By Rajendra Prasad

Rajendra Prasad, President.